Exhibit 3.69

Corporate Form No. 101 (Sept. 1969)-Page One
ARTICLES OF INCORPORATION
William N. Salin, Secretary of State of Indiana
Use White Paper-Size 81/2 x 11-For Inserts
Filing Requirements-Present 2 Executed Copies
to Secretary of State, Room 155, State House
Indianapolis 46204

Recording Requirements–Recording of Articles of Incorporation is no longer required by the Indiana

General Corporation Act.

ARTICLES OF INCORPORATION

OF

MYERS AMBULANCE SERVICE, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana General Corporation Act, as amended (herein after referred to as the “Act,”) execute the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is Myers Ambulance Service, Inc.

ARTICLE II

Purposes

The purposes for which the Corporation is formed are:

2.01 General. To engage in, conduct and carry on the business of an ambulance service and to buy, sell and otherwise dispose of, at either retail or wholesale, import and export and generally deal in sick room supplies.

2.02 Capacity of Act. To have the capacity to act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient, or expedient to accomplish the purposes for which it is formed, and such as are not repugnant to law.

2.03 To Deal in Personal Property. To acquire, (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone, or in syndicates or otherwise in conjunction with others, commodities and other personal property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

2.04 To Deal in Real Property. To acquire, (by purchase, exchange, lease, hire or otherwise), hold, own, improve, manage, operate, lease or lessee, let as lessor, sell, convey or mortgage, either along or in conjunction with others, real estate of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

2.05 To Act as Agent. To act in any state in which the Corporation is qualified to do business, as agent or representative for any individual, association, corporation, or legal entity, respecting business which the Corporation is authorized to transact.

2.06 To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes pertaining to its business.

2.07 To Deal in Good Will. To acquire, (by purchase, exchange, ease, hire or otherwise), all, or any part, of the good will, rights, property and business of any person, entity, partnership, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct; to pay for the same in cash or in stocks, bonds or other obligations of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole, or any part, of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association, or corporation, and conduct any lawful manner the whole, or any part, of the business thus acquired.

2.08 To Execute Guaranties. To make any guaranty respecting stocks, dividends, secures, indebtedness, interest, contracts or other obligations, of others.

2.09 To Enter Into Partnerships. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, or cooperative association with any corporation, association, partnership, individual, or other legal entity, for the carrying on of any business or transaction deemed necessary, convenient, or incidental to carrying out any of purposes of the Corporation.

2.10 Treasury Stock. Treasury Stock, To purchase its own shares to the extent of unreserved capital surplus. (Sec. 3(a).)

2.11 Stated Capital, Consideration for Shares. To determine the amount of stated capital and increase or reduce stated capital and to determine (Sec. 1(h) the consideration to be received for shares issued from time to time. (Sec. 5(c).)

2.12 Surplus. To determine the amount of capital surplus and earned surplus and the amount allocated to each in mergers, consolidations or acquisitions. (Sec. 1(q).)

2.13 Stock Options. To create, without restriction, rights or options to purchase any or all of its shares. (Sec. 6(a).)

2.14 To Raise Funds. To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereof, by mortgage on, or pledge, conveyance, or assignment in trust of, the whole, or any part, of the assets of the Corporation, real, personal, or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

Specifically, the Corporation is authorized to sell its certificates of indebtedness to the public generally from time to time, and to issue special certificates of indebtedness with terms different from those available to the general public to its officers and employees.

2.15 To Deal in Its Own Securities. To acquire, (by purchase, exchange, lease, hire or otherwise, hold, sell, transfer, reissue or cancel the shares of its own capital stock, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the Corporation, and except that shares of its own capital stock beneficially owned by the Corporation shall not be voted directly or indirectly. (Sec. 25, 26, 27 and 41(b), of Acts of 1967, Ch. 275).

2.16 To Deal in Securities Generally. To purchase, take, receive, subscribe or, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other individuals, or domestic or foreign corporations, associations or partnerships, for whatever purpose or purposes formed or operating, or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or any instrumentality thereof.

2.17 Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all the general rights, privileges and powers specified in or permitted under Section 3 of the Indiana General Corporation Act.

2.18 General Clause. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects of the furtherance of any of the powers herein set forth, and to do every other act and thing incidental thereto or connected therewith, which is not forbidden by the laws of the State of Indiana, or by the provisions of these Articles of Incorporation.

2.19 Construction of Foregoing Sections. The foregoing sections shall be construed as purposes as we as powers, and the matters expressed in each section shall, unless otherwise expressly provided, be in no way limited by reference to, or inference from, the terms of any other section, each of such sections being regarded as creating independent powers and purposes. The enumerations shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any of the sections or the scope of the general powers of the Corporation created thereby; nor shall the expression of one things be deemed to exclude another not expressed, whether or not it be of like nature. The Corporation shall not, however, carry on in any state, territory, district, possession or country any business, or exercise any powers, which a corporation organized under the laws thereof could not carry on or exercise.

2.20 Limiting Clause. Nothing in this Article so contained shall be construe authorize the conduct by the Corporation or rural loan and savings associations, credit unions, or a banking, railroad, insurance, surety, trust, safe deposits, mortgage guarantee, or building and loan business or receiving deposits of money, bullion, or foreign coins, or of issuing bills, notes, or other evidences of debt for circulation as money.

6.03 Stated Capital. The number of shares issued by the corporation times $100.000 shall, from time to time, be the stated capital of the corporation.

6.04 Preemptive Rights. The holders from time to time of the capital stock of the Corporation shall have the right to purchase, at such respective equitable prices, terms and conditions (including pragmatic adjustments to avoid the issue of fractional shares) as shall be fixed by the Board of Directors, such of the shares of the capital stock of the Corporation as may be hereafter issued, from time to time, whether constituting a part of the capital stock presently or subsequently authorized, and including shares held in the treasury of the Corporation, in the respective ratios which the number of shares held by each Shareholder at the respective times of such issues bears to the total number of shares issued and outstanding in the names of all Shareholders at such respective times.

6.05. Dividends. Dividends may be declared and paid upon outstanding shares, out of unrestricted and unreserved earned surplus. (Sec. 14(a), but see Sec. 14 (d).)

Corporate Form No. 101–Page Three

Prescribed by William N. Salin, Secretary of State
(Sept. 1969)

ARTICLE VI

Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII

Director (s)

Section 1. Number of Directors. The initial Board of Directors is composed of three (3) member (s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be three (3).

Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Lawrence W. Myers	P.O. Box 32	Greenwood	Indiana	46142
Carole A. Myers	P.O. Box 32	Greenwood	Indiana	46142
John E. Myers	171 W. Broadway	Greenwood	Indiana	46142

Section 3. Qualifications of Directors. (If Any)

Directors do not need to be shareholders of the Corporation. A majority of the Directors at any time shall be citizens of the United States.

Corporate Form No. 101-Page Two

Prescribed by William N. Salin, Secretary of State
(Sept. 1969)

ARTICLE III

Period of Existence

The period during which the Corporation shall continue is Perpetual.

ARTICLE IV

Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation’s principal office is Lawrence W. Myers, P.O. Box 32, Greenwood
(Name) (Number and Street or Building)

Greenwood	Indiana	46142
(City)	(State)	(Zip Code)

Section 2. Principal Office. The post office address of the principal office of the Corporation is

P.O. Box 32	Greenwood,	Indiana	46142
(Number and Street or Building)	(City)	(State)	(Zip Code)

ARTICLE V

Shares

Section 1. Number. The total number of shares which the Corporation has authority to issue is 500 shares consisting of                  shares with the par value of $                 per shares, and 500 shares without par value.

Section 2. Terms.

6.01 All shares shall be without par value.

6.02 Series and rights. Shares may be issued in one (1) or more series of the same Class, each such series to have such relative rights, preferences, limitations or restrictions, and bear such designation as shall be determined and stated by the board of directors prior to the issuance of any shares of such series. The board of directors is hereby expressly vested with the authority to make such determination by the resolution of the board.

Corporate Form No. 101-Page Four

Prescribed by William N. Salin, Secretary of State
(Sept. 1969)

ARTICLE VIII

Incorporator (s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Lawrence W. Myers	P.O. Box 32	Greenwood	Indiana	46142
Carole A. Myers	P.O. Box 32	Greenwood	Indiana	46142
John E. Myers	171 W. Broadway	Greenwood	Indiana	46142

ARTICLE IX

Provisions for Regulation of Business

and Conduct of Affairs of Corporation

All provisions for regulation of business and conduct of affairs of the corporation shall be contained in the By-Laws. The By-Laws may be amended from time to time by the affirmative vote of the majority of the Board of Directors.

Corporate Form No. 101-Page Five

Prescribed by William N. Salin, Secretary of State
(Sept. 1969)

IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 29th day of March, 1971.

/s/ Lawrence W. Myers	/s/ Carole A. Myers
(Written Signature)	(Written Signature)

Lawrence W. Myer	Carole A. Myers
(Printed Signature)	(Printed Signature)

/s/ John E. Myers
(Written Signature)

John E. Myers
(Printed Signature)

STATE OF INDIANA
COUNTY OF Johnson	SS:

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Lawrence W. Myers, Carole A. Myers and John E. Myers, being three (3) of the incorporator(s) referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 29th day of March, 1971.

/s/ Norma J. Dillman
(Written Signature)

Norma J. Dillman
(Printed Signature)

My Commission Expires:

April 17, 1973

This instrument was prepared by James F. T. Sargent., Jr., Attorney at Law

200 S. Madison Avenue,	Greenwood,	Indiana	46142
(Number and Street or Building)	(City)	(State)	(Zip Code)